Exhibit 99

MGM RESORTS INTERNATIONAL REPORTS SECOND QUARTER RESULTS

Completes MGM China IPO and increases stake to 51%; transaction results in $3.5 billion gain

Las Vegas, Nevada, August 8, 2011 -- MGM Resorts International (NYSE: MGM) today reported financial results for the second quarter ended June 30, 2011. Diluted earnings per share attributable to MGM Resorts International was $6.22 per share compared to a loss of $2.00 per share in the prior year second quarter. The current year results include a gain of $3.5 billion (or $6.30 per share) as a result of acquiring a controlling interest in MGM China Holdings Limited (“MGM China”), which the Company began consolidating as of June 3, 2011. The prior year results include a non-cash charge of approximately $1.12 billion (or $1.64 per share, net of tax) relating to an impairment of the Company’s investment in the CityCenter joint venture.

Key results for the 2011 second quarter included the following:

•

Consolidated net revenue for the second quarter was $1.8 billion, up 17% over the prior year; the current quarter included net revenue related to MGM China for the period of consolidation (June 3, 2011 through June 30, 2011) of $193 million;

•

Net revenue attributable to the Company’s wholly owned domestic resorts segment was $1.5 billion, an increase of 4% compared to the prior year quarter. Rooms revenue increased 9% with a 10% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts;

•

Consolidated operating income for the second quarter of 2011 was $3.7 billion compared to a $1.0 billion operating loss in the second quarter of 2010, affected by the MGM China transaction gain in the current quarter and an impairment charge related to the Company’s investment in CityCenter in the prior year quarter;

•

Adjusted EBITDA(2) was $366 million in the 2011 quarter, a 51% increase compared to $243 million in the 2010 quarter, primarily due to strong performances at the Company’s Las Vegas resorts and MGM Macau;

•

The Company’s wholly owned domestic resorts segment earned Adjusted Property EBITDA of $331 million, up 7% compared to $309 million in the prior year quarter, despite a lower table games hold percentage in the current quarter and an approximately $12 million impact related to the state mandated closure of Gold Strike Tunica in May 2011;

•	MGM China reported Adjusted Property EBITDA of $170 million compared to $61 million in the prior year second quarter; and
•	CityCenter Adjusted Property EBITDA for resort operations increased to $64 million and was positively affected by a higher than normal table games hold percentage.

“We have shown growth in year over year cash flows throughout the first half and expect those trends will continue. We believe the foundation of the Las Vegas recovery is solid and our business is building,” said Jim Murren, MGM Resorts International Chairman and CEO. “MGM Macau had another record quarter and the acquisition of a controlling interest in MGM China marks an important step in expanding our global operations and profitability.”

Certain Items Affecting Second Quarter Results

In addition to the consolidation of MGM China, the following table lists items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended June 30,	2011	2010
Property transactions, net:
Investment in CityCenter non-cash impairment charge	$—	$(1.64)
Other property transactions, net	—	(0.01)
Gain on MGM China transaction	6.30	—
Income (loss) from unconsolidated affiliates:
CityCenter residential non-cash impairment charge	(0.03)	(0.04)
CityCenter forfeited residential deposits income	—	0.04

The Company recognized a tax benefit during the quarter despite having positive pre-tax income as no income taxes were provided on the MGM China gain.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts increased 1% compared to the prior year quarter. The overall table games hold percentage in the second quarter of 2011 was below the low end of the Company’s normal range of 19% to 23%. The overall table games hold percentage in the second quarter of 2010 was near the low end of the Company’s normal range which affected Adjusted Property EBITDA by approximately $27 million when compared to the mid point of the Company’s normal range. Slots revenue increased 4% compared to the prior year quarter, including an increase of 7% at the Company’s Las Vegas Strip resorts.

Rooms revenue increased 9% with Las Vegas Strip REVPAR up 10%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended June 30,	2011	2010
Occupancy %	94%	93%
Average Daily Rate (ADR)	$126	$115
Revenue per Available Room (REVPAR)	$118	$107

Adjusted Property EBITDA was $331 million in the 2011 quarter, a 7% increase compared to $309 million in the 2010 quarter. Operating income for the second quarter of 2011 was $194 million compared to $155 million in the second quarter of 2010.

MGM China

As previously announced, MGM China completed its initial public offering of shares on The Stock Exchange of Hong Kong Limited on June 3, 2011 and the Company acquired an additional 1% interest in MGM China, which owns the MGM Macau resort and casino. This acquisition increased the Company’s ownership interest to 51% and, as a result, the Company began consolidating MGM China as of June 3, 2011. Prior to June 3, 2011 the results of MGM Macau were accounted for under the equity method of accounting.

The acquisition of the controlling interest was accounted for as a business combination and the Company recognized 100% of the assets, liabilities, and noncontrolling interests of MGM China at fair value at the date of acquisition. The fair value of the equity interests of MGM China was determined by the IPO transaction price and equaled approximately $7.5 billion. The fair value was allocated to the assets acquired and liabilities assumed in the transaction including identifiable intangible assets and goodwill. The carrying value of the Company’s equity method investment was significantly less than its share of the fair value of MGM China at the acquisition date, resulting in the Company recognizing a $3.5 billion gain on the acquisition in current earnings.

The schedules accompanying this release provide pro forma information for MGM China, presented for the three and six month periods ended June 30, 2011 and 2010, as if the acquisition of the Company’s controlling interest occurred as of the beginning of each period presented. On a pro forma basis the following are the key results for MGM China:

•

MGM China earned net revenues of $668 million for the second quarter of 2011 compared to $307 million in the second quarter of 2010, primarily due to an increase in VIP table games turnover of 110% and a 21% increase in main floor table games drop. VIP table games hold percentage was slightly above our expected range of 2.7% to 3.0%;

•

Adjusted Property EBITDA increased to $170 million, a 177% increase compared to the second quarter of 2010 and included approximately $3 million of expenses related to the branding agreement between MGM China and an entity jointly owned by the Company and Ms. Pansy Ho; and

•

Depreciation and amortization expense in both the current and prior year quarter includes amortization of approximately $75 million related to intangible assets recognized in the Company’s accounting for its acquisition and resulting consolidation.

Income (Loss) from Unconsolidated Affiliates

The Company reported income from unconsolidated affiliates of $32 million in the second quarter of 2011 compared to a loss of $26 million in the prior year period. The following table summarizes information related to the Company’s income (loss) from unconsolidated affiliates:

Three months ended June 30,	2011	2010
	(In thousands)
CityCenter	$(32,483)	$(55,562)
MGM Macau (through June 2, 2011)	53,539	18,694
Other	10,971	10,674

	$32,027	$(26,194)

The Company’s share of CityCenter’s operating losses in both periods includes the effect of residential inventory impairment charges, which equaled $26 million and $29 million in the three months ending June 30, 2011 and 2010, respectively.

Results for CityCenter Holdings, LLC for the second quarter of 2011 include the following (see schedules accompanying this release for further detail on CityCenter’s second quarter results):

•	Net revenue from resort operations increased 50% to $275 million compared to $183 million in the prior year quarter;
•	Aria’s net revenue increased 48% to $233 million;
•

Aria’s Adjusted Property EBITDA was $53 million. Aria’s hold percentage was above the high end of its normal range in the current quarter which positively impacted Adjusted Property EBITDA by approximately $18 million;

•	Aria’s occupancy percentage was 90% and its ADR was $202, resulting in REVPAR of $181, a 28% increase compared to the prior year second quarter;
•	Vdara earned $5 million in Adjusted Property EBITDA;
•	Crystals earned $6 million in Adjusted Property EBITDA; and
•	CityCenter’s residential operations recognized impairment charges of $53 million related to its residential inventory during the second quarter.

Financial Position

At June 30, 2011, the Company had approximately $922 million of cash and cash equivalents, including $417 million of cash at MGM China. At June 30, 2011, the Company had approximately $12.8 billion of indebtedness (with a carrying value of $12.6 billion) including $2.3 billion of borrowings outstanding under the MGM Resorts senior credit facility and $591 million of borrowings outstanding on the MGM Macau credit facility. Available borrowing capacity under the MGM Resorts senior credit facility at June 30, 2011 was approximately $1.2 billion.

On June 17, 2011, the Company issued $300 million in aggregate principal of its 4.25% convertible senior notes due 2015 to an entity owned by Ms. Pansy Ho at a premium, with proceeds to the Company of approximately $311 million.

“As a result of our increasing cash flows during the first half of the year and the consolidation of MGM China, our balance sheet is significantly stronger,” said Dan D’Arrigo, MGM Resorts International Executive Vice President and CFO. “We remain focused on maximizing free cash flow and investment opportunities to drive future growth and de-lever our balance sheet.”

Conference Call Details

MGM Resorts International will host a conference call at 4:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the investors section or by calling 1-800-526-8531 for Domestic callers and 1-706-758-3659 for International callers. The conference call access code is 82287304. A replay of the call will be available through Monday, August 15, 2011. The replay may be accessed by dialing 1-800-642-1687 or 1-706-645-9291. The replay access code is 82287304. The call will also be archived at www.mgmresorts.com.

1            REVPAR is hotel Revenue per Available Room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, and property transactions, net, and the gain on the MGM China transaction. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted Property EBITDA for MGM China. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, pre-opening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

*        *        *

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage. In addition to its 51% interest in MGM China Holdings Limited, which owns the MGM Macau resort and casino, the Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in three other properties in Nevada and Illinois. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s Web site at www.mgmresorts.com.

Statements in this release which are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and other related laws that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission. We have based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to statements regarding future operating results, liquidity to pay future indebtedness and potential economic recoveries. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which we operate and competition with other destination travel locations throughout the United States and the world. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise except as required by law.

Contacts:

Investment Community	News Media
DANIEL J. D’ARRIGO	ALAN M. FELDMAN
Executive Vice President,	Senior Vice President
Chief Financial Officer	Public Affairs
(702) 693-8895	(702) 650-6947

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues:
Casino	$797,495	$599,026	$1,387,715	$1,218,644
Rooms	396,791	361,030	765,128	686,706
Food and beverage	371,960	360,217	708,784	676,373
Entertainment	130,094	123,935	249,687	240,617
Retail	54,292	51,062	100,442	94,951
Other	128,826	121,249	243,049	230,255
Reimbursed costs	89,482	90,361	175,770	183,684

	1,968,940	1,706,880	3,630,575	3,331,230
Less: Promotional allowances	(162,955)	(159,551)	(311,739)	(317,648)

	1,805,985	1,547,329	3,318,836	3,013,582

Expenses:
Casino	485,965	356,001	836,730	710,807
Rooms	123,886	108,009	240,872	208,755
Food and beverage	215,899	204,675	414,147	387,287
Entertainment	94,505	90,261	182,716	181,257
Retail	32,479	30,579	61,638	58,578
Other	88,392	84,127	166,689	162,154
Reimbursed costs	89,482	90,361	175,770	183,684
General and administrative	301,582	282,404	571,144	558,458
Corporate expense	40,016	31,950	76,501	56,828
Preopening and start-up expenses	(316)	537	(316)	4,031
Property transactions, net	900	1,126,282	991	1,126,971
Gain on MGM China transaction	(3,496,005)	—	(3,496,005)	—
Depreciation and amortization	177,467	164,766	329,864	327,900

	(1,845,748)	2,569,952	(439,259)	3,966,710

Income (loss) from unconsolidated affiliates	32,027	(26,194)	95,370	(107,112)

Operating income (loss)	3,683,760	(1,048,817)	3,853,465	(1,060,240)

Non-operating income (expense):
Interest expense	(270,224)	(291,169)	(540,138)	(555,344)
Non-operating items from unconsolidated affiliates	(28,002)	(31,574)	(68,292)	(54,924)
Other, net	(13,017)	8,589	(16,972)	150,444

	(311,243)	(314,154)	(625,402)	(459,824)

Income (loss) before income taxes	3,372,517	(1,362,971)	3,228,063	(1,520,064)
Benefit for income taxes	78,174	479,495	132,757	539,847

Net income (loss)	3,450,691	(883,476)	3,360,820	(980,217)
Less: net income attributable to noncontrolling interests	(8,706)	—	(8,706)	—

Net income (loss) attributable to MGM Resorts International	$3,441,985	$(883,476)	$3,352,114	$(980,217)

Per share of common stock:
Basic:
Net Income (loss) attributable to MGM Resorts International	$7.04	$(2.00)	$6.86	$(2.22)

Weighted average shares outstanding	488,609	441,297	488,574	441,269

Diluted:
Net Income (loss) attributable to MGM Resorts International	$6.22	$(2.00)	$6.09	$(2.22)

Weighted average shares outstanding	554,890	441,297	553,690	441,269

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$921,553	$498,964
Accounts receivable, net	370,075	321,894
Inventories	105,318	96,392
Income tax receivable	—	175,982
Deferred income taxes	151,044	110,092
Prepaid expenses and other	245,290	252,321

Total current assets	1,793,280	1,455,645

Property and equipment, net	15,017,905	14,554,350

Other assets:
Investments in and advances to unconsolidated affiliates	1,690,136	1,923,155
Goodwill	2,906,755	86,353
Other intangible assets, net	5,209,866	342,804
Deposits and other assets, net	598,248	598,738

Total other assets	10,405,005	2,951,050

	$27,216,190	$18,961,045

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$179,703	$167,084
Income taxes payable	2,244	—
Accrued interest on long-term debt	200,746	211,914
Other accrued liabilities	1,202,332	867,223

Total current liabilities	1,585,025	1,246,221

Deferred income taxes	2,736,116	2,469,333
Long-term debt	12,630,291	12,047,698
Other long-term obligations	219,484	199,248
Stockholders' equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 488,627,213 and 488,513,351 shares	4,886	4,885
Capital in excess of par value	4,077,236	4,060,826
Retained earnings (accumulated deficit)	2,285,249	(1,066,865)
Accumulated other comprehensive loss	(1,520)	(301)

Total MGM Resorts International stockholders’ equity	6,365,851	2,998,545
Noncontrolling interests	3,679,423	—

Total equity	10,045,274	2,998,545

	$27,216,190	$18,961,045

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Bellagio	$278,058	$249,320	$530,008	$499,093
MGM Grand Las Vegas	239,452	253,354	464,581	478,668
Mandalay Bay	209,024	193,623	388,359	361,734
The Mirage	144,425	137,144	292,923	273,526
Luxor	84,442	81,508	164,217	158,128
New York-New York	68,722	62,404	133,698	122,727
Excalibur	67,478	66,087	128,510	125,390
Monte Carlo	65,695	58,369	128,281	111,179
Circus Circus Las Vegas	50,441	48,278	93,135	90,635
MGM Grand Detroit	142,229	133,464	286,140	274,214
Beau Rivage	90,615	86,330	171,735	169,573
Gold Strike Tunica	30,972	38,421	68,070	76,369
Other resort operations	33,755	33,429	62,081	62,905

Wholly owned domestic resorts	1,505,308	1,441,731	2,911,738	2,804,141

MGM China(1)	192,984	—	192,984	—
Management and other operations	107,693	105,598	214,114	209,441

	$1,805,985	$1,547,329	$3,318,836	$3,013,582

(1)	Represents the net revenues of MGM China Holdings Limited (“MGM China”) from June 3, 2011 (the first day of the Company’s majority ownership of MGM China) through June 30, 2011.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Bellagio	$77,370	$57,313	$131,271	$119,279
MGM Grand Las Vegas	35,557	52,107	72,425	90,593
Mandalay Bay	51,601	40,342	88,045	65,742
The Mirage	24,340	23,219	56,739	48,644
Luxor	18,841	17,578	38,955	30,341
New York-New York	22,223	19,551	43,351	37,618
Excalibur	18,369	18,410	34,511	33,277
Monte Carlo	15,644	9,659	29,404	16,108
Circus Circus Las Vegas	7,053	5,531	11,626	7,224
MGM Grand Detroit	42,163	37,465	85,696	77,970
Beau Rivage	19,288	16,700	32,424	33,403
Gold Strike Tunica	(1,693)	9,825	7,755	19,886
Other resort operations	630	1,088	(854)	—

Wholly owned domestic resorts	331,386	308,788	631,348	580,085

MGM China(1)	46,422	—	46,422	—
MGM Macau (50%)(2)	53,539	18,694	115,219	41,793
CityCenter (50%)(3)	(32,483)	(55,562)	(38,306)	(174,173)
Other unconsolidated resorts(3)	10,971	10,803	18,457	25,560
Management and other operations	913	(3,565)	1,522	(7,427)

	$410,748	$279,158	$774,662	$465,838

(1)	Represents Adjusted EBITDA for MGM China for the period from June 3, 2011 (the first day of the Company’s majority ownership of MGM China) through June 30, 2011.
(2)	Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences for the three and six months ended June 30, 2010 and the approximately two and five months ended June 2, 2011
(3)	Represents the Company’s share of operating income (loss) before preopening expense, adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended June 30, 2011

	Operating income (loss)	Preopening and start-up expenses	Gain on MGM China transaction & Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$52,732	$—	$317	$24,321	$77,370
MGM Grand Las Vegas	16,324	—	—	19,233	35,557
Mandalay Bay	29,810	—	16	21,775	51,601
The Mirage	10,395	—	11	13,934	24,340
Luxor	9,349	—	6	9,486	18,841
New York-New York	15,999	—	—	6,224	22,223
Excalibur	13,105	—	210	5,054	18,369
Monte Carlo	9,516	—	28	6,100	15,644
Circus Circus Las Vegas	2,295	—	(8)	4,766	7,053
MGM Grand Detroit	32,139	—	269	9,755	42,163
Beau Rivage	8,217	—	19	11,052	19,288
Gold Strike Tunica	(5,063)	—	—	3,370	(1,693)
Other resort operations	(601)	—	24	1,207	630

Wholly owned domestic resorts	194,217	—	892	136,277	331,386

MGM China	19,448	—	13	26,961	46,422
MGM Macau (50%)	53,539	—	—	—	53,539
CityCenter (50%)	(32,483)	—	—	—	(32,483)
Other unconsolidated resorts	10,971	—	—	—	10,971
Management and other operations	(2,296)	(316)	(5)	3,530	913

	243,396	(316)	900	166,768	410,748

Stock compensation	(8,995)	—	—	—	(8,995)
Corporate	3,449,359	—	(3,496,005)	10,699	(35,947)

	$3,683,760	$(316)	$(3,495,105)	$177,467	$365,806

Three Months Ended June 30, 2010

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$33,267	$—	$5	$24,041	$57,313
MGM Grand Las Vegas	32,896	—	—	19,211	52,107
Mandalay Bay	16,868	—	659	22,815	40,342
The Mirage	3,612	—	(139)	19,746	23,219
Luxor	7,134	—	(10)	10,454	17,578
New York-New York	6,417	—	6,081	7,053	19,551
Excalibur	12,565	—	—	5,845	18,410
Monte Carlo	3,426	—	—	6,233	9,659
Circus Circus Las Vegas	93	—	225	5,213	5,531
MGM Grand Detroit	27,312	—	—	10,153	37,465
Beau Rivage	4,404	—	—	12,296	16,700
Gold Strike Tunica	7,375	—	(1,100)	3,550	9,825
Other resort operations	(295)	—	5	1,378	1,088

Wholly owned domestic resorts	155,074	—	5,726	147,988	308,788

MGM Macau (50%)	18,694	—	—	—	18,694
CityCenter (50%)	(55,562)	—	—	—	(55,562)
Other unconsolidated resorts	10,803	—	—	—	10,803
Management and other operations	(7,943)	537	—	3,841	(3,565)

	121,066	537	5,726	151,829	279,158

Stock compensation	(8,002)	—	—	—	(8,002)
Corporate	(1,161,881)	—	1,120,556	12,937	(28,388)

	$(1,048,817)	$537	$1,126,282	$164,766	$242,768

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2011

	Operating income (loss)	Preopening and start-up expenses	Gain on MGM China transaction & Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$81,546	$—	$317	$49,408	$131,271
MGM Grand Las Vegas	33,892	—	—	38,533	72,425
Mandalay Bay	44,052	—	16	43,977	88,045
The Mirage	28,415	—	39	28,285	56,739
Luxor	19,824	—	6	19,125	38,955
New York-New York	31,282	—	(85)	12,154	43,351
Excalibur	24,053	—	210	10,248	34,511
Monte Carlo	17,481	—	28	11,895	29,404
Circus Circus Las Vegas	2,151	—	(8)	9,483	11,626
MGM Grand Detroit	65,829	—	372	19,495	85,696
Beau Rivage	10,150	—	58	22,216	32,424
Gold Strike Tunica	945	—	—	6,810	7,755
Other resort operations	(3,333)	—	17	2,462	(854)

Wholly owned domestic resorts	356,287	—	970	274,091	631,348

MGM China	19,448	—	13	26,961	46,422
MGM Macau (50%)	115,219	—	—	—	115,219
CityCenter (50%)	(38,306)	—	—	—	(38,306)
Other unconsolidated resorts	18,457	—	—	—	18,457
Management and other operations	(5,289)	(316)	(5)	7,132	1,522

	465,816	(316)	978	308,184	774,662

Stock compensation	(18,205)	—	—	—	(18,205)
Corporate	3,405,854	—	(3,495,992)	21,680	(68,458)

	$3,853,465	$(316)	$(3,495,014)	$329,864	$687,999

Six Months Ended June 30, 2010

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$70,831	$—	$(107)	$48,555	$119,279
MGM Grand Las Vegas	51,279	—	—	39,314	90,593
Mandalay Bay	18,735	—	659	46,348	65,742
The Mirage	13,431	—	(139)	35,352	48,644
Luxor	8,571	—	(10)	21,780	30,341
New York-New York	17,430	—	6,095	14,093	37,618
Excalibur	20,803	—	784	11,690	33,277
Monte Carlo	3,882	—	—	12,226	16,108
Circus Circus Las Vegas	(3,553)	—	225	10,552	7,224
MGM Grand Detroit	57,667	—	—	20,303	77,970
Beau Rivage	8,818	—	3	24,582	33,403
Gold Strike Tunica	13,804	—	(1,100)	7,182	19,886
Other resort operations	(2,824)	—	5	2,819	—

Wholly owned domestic resorts	278,874	—	6,415	294,796	580,085

MGM Macau (50%)	41,793	—	—	—	41,793
CityCenter (50%)	(177,667)	3,494	—	—	(174,173)
Other unconsolidated resorts	25,560	—	—	—	25,560
Management and other operations	(15,136)	537	—	7,172	(7,427)

	153,424	4,031	6,415	301,968	465,838

Stock compensation	(17,557)	—	—	—	(17,557)
Corporate	(1,196,107)	—	1,120,556	25,932	(49,619)

	$(1,060,240)	$4,031	$1,126,971	$327,900	$398,662

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Adjusted EBITDA	$365,806	$242,768	$687,999	$398,662
Preopening and start-up expenses	316	(537)	316	(4,031)
Property transactions, net	(900)	(1,126,282)	(991)	(1,126,971)
Gain on MGM China transaction	3,496,005	—	3,496,005	—
Depreciation and amortization	(177,467)	(164,766)	(329,864)	(327,900)

Operating income (loss)	3,683,760	(1,048,817)	3,853,465	(1,060,240)

Non-operating income (expense):
Interest expense	(270,224)	(291,169)	(540,138)	(555,344)
Other, net	(41,019)	(22,985)	(85,264)	95,520

	(311,243)	(314,154)	(625,402)	(459,824)

Income (loss) before income taxes	3,372,517	(1,362,971)	3,228,063	(1,520,064)
Benefit for income taxes	78,174	479,495	132,757	539,847

Net income (loss)	3,450,691	(883,476)	3,360,820	(980,217)
Less: net income attributable to noncontrolling interests	(8,706)	—	(8,706)	—

Net income (loss) attributable to MGM Resorts International	$3,441,985	$(883,476)	$3,352,114	$(980,217)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Bellagio
Occupancy %	96.6%	94.7%	93.7%	92.8%
Average daily rate (ADR)	$224	$207	$224	$202
Revenue per available room (REVPAR)	$216	$196	$210	$188

MGM Grand Las Vegas
Occupancy %	96.8%	96.0%	93.7%	93.8%
ADR	$125	$116	$130	$117
REVPAR	$121	$111	$122	$110

Mandalay Bay
Occupancy %	95.3%	94.3%	92.3%	89.3%
ADR	$178	$163	$177	$158
REVPAR	$170	$154	$163	$141

The Mirage
Occupancy %	97.5%	94.8%	95.3%	92.0%
ADR	$145	$134	$147	$134
REVPAR	$141	$127	$140	$123

Luxor
Occupancy %	93.7%	91.7%	90.4%	88.5%
ADR	$91	$85	$92	$85
REVPAR	$85	$78	$83	$75

New York-New York
Occupancy %	96.0%	94.0%	94.0%	91.6%
ADR	$107	$102	$108	$102
REVPAR	$103	$95	$102	$93

Excalibur
Occupancy %	92.9%	92.7%	88.7%	86.9%
ADR	$72	$66	$73	$67
REVPAR	$67	$61	$65	$58

Monte Carlo
Occupancy %	95.2%	93.9%	93.5%	89.4%
ADR	$98	$89	$98	$88
REVPAR	$94	$84	$92	$79

Circus Circus Las Vegas
Occupancy %	78.3%	82.1%	70.5%	74.9%
ADR	$54	$44	$56	$45
REVPAR	$42	$36	$39	$34

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Aria	$233,001	$157,255	$458,463	$317,344
Vdara	19,764	10,564	35,170	17,770
Crystals	11,171	7,515	22,884	13,770
Mandarin Oriental	10,924	8,014	21,245	14,058

Resort operations	274,860	183,348	537,762	362,942
Residential operations	6,421	217,728	15,142	298,452

	$281,281	$401,076	$552,904	$661,394

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Adjusted EBITDA	$57,006	$8,781	$111,888	$62
Preopening and start-up expenses	—	—	—	(6,202)
Property transactions, net	(53,338)	(57,084)	(53,356)	(228,098)
Depreciation and amortization	(93,421)	(79,709)	(185,177)	(149,183)

Operating loss	(89,753)	(128,012)	(126,645)	(383,421)

Non-operating income (expense):
Interest expense - sponsor notes, net	(19,171)	(22,020)	(37,607)	(44,463)
Interest expense - other, net	(47,992)	(35,225)	(95,049)	(64,274)
Other, net	947	(1,140)	(21,695)	(4,708)

	(66,216)	(58,385)	(154,351)	(113,445)

Net loss	$(155,969)	$(186,397)	$(280,996)	$(496,866)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING LOSS TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended June 30, 2011

	Operating loss	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(21,035)	$—	$—	$74,080	$53,045
Vdara	(2,495)	—	—	7,911	5,416
Crystals	(102)	—	—	5,785	5,683
Mandarin Oriental	(4,733)	—	—	4,549	(184)

Resort operations	(28,365)	—	—	92,325	63,960
Residential operations	(56,477)	—	52,624	949	(2,904)
Development and administration	(4,911)	—	714	147	(4,050)

	$(89,753)	$—	$53,338	$93,421	$57,006

Three Months Ended June 30, 2010

	Operating loss	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(75,382)	$—	$—	$58,244	$(17,138)
Vdara	(11,320)	—	—	11,062	(258)
Crystals	(3,511)	—	—	5,552	2,041
Mandarin Oriental	(5,941)	—	—	3,964	(1,977)

Resort operations	(96,154)	—	—	78,822	(17,332)
Residential operations	(22,907)	—	57,084	303	34,480
Development and administration	(8,951)	—	—	584	(8,367)

	$(128,012)	$—	$57,084	$79,709	$8,781

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING LOSS TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2011

	Operating loss	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(33,853)	$—	$—	$141,907	$108,054
Vdara	(9,740)	—	—	18,374	8,634
Crystals	(2,389)	—	—	13,703	11,314
Mandarin Oriental	(9,186)	—	—	9,517	331

Resort operations	(55,168)	—	—	183,501	128,333
Residential operations	(62,068)	—	52,624	1,430	(8,014)
Development and administration	(9,409)	—	732	246	(8,431)

	$(126,645)	$—	$53,356	$185,177	$111,888

Six Months Ended June 30, 2010

	Operating loss	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(141,131)	$—	$—	$112,096	$(29,035)
Vdara	(21,529)	—	—	17,123	(4,406)
Crystals	(7,247)	—	—	10,414	3,167
Mandarin Oriental	(15,694)	—	—	7,754	(7,940)

Resort operations	(185,601)	—	—	147,387	(38,214)
Residential operations	(177,592)	—	228,098	606	51,112
Development and administration	(20,228)	6,202	—	1,190	(12,836)

	$(383,421)	$6,202	$228,098	$149,183	$62

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Aria
Occupancy %	89.7%	79.6%	87.7%	71.4%
ADR	$202	$178	$201	$185
REVPAR	$181	$142	$177	$132

Vdara
Occupancy %	91.0%	75.2%	87.4%	64.1%
ADR	$159	$141	$159	$146
REVPAR	$144	$106	$139	$94

MGM CHINA (1)

SUPPLEMENTAL PRO FORMA INFORMATION

NET REVENUES AND RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net revenues	$668,292	$306,918	$1,264,015	$639,033

Adjusted EBITDA (2)	$170,074	$61,355	$316,429	$131,850
Property transactions, net	(497)	(168)	(510)	(365)
Depreciation and amortization (3)	(87,346)	(87,605)	(174,851)	(175,381)

Operating income (loss)	82,231	(26,418)	141,068	(43,896)
Non-operating income (expense)	(5,913)	(13,920)	(11,727)	(26,906)

Income (loss) before income taxes	76,318	(40,338)	129,341	(70,802)
Provision for income taxes	(9,203)	(22)	(15,571)	(22)

Net income (loss)	$67,115	$(40,360)	$113,770	$(70,824)

(1)	Supplemental pro forma information for MGM China is presented for the three and six month periods ended June 30, 2011 and 2010 as if management control had occurred as of the beginning of each period presented. This information is presented on a US GAAP basis and includes the impact of certain purchase accounting adjustments. This supplemental pro forma information is provided solely for comparative purposes and does not presume to be indicative of what actual results would have been if the change in management control had been completed at the beginning of the periods presented, nor indicative of future results.
(2)	Adjusted EBITDA for the three and six months ending June 30, 2011 includes expenses related to the branding agreement between MGM China and an entity jointly owned by the Company and Ms. Pansy Ho of $3 million for the period from June 3, 2011 through June 30, 2011. Prior period pro forma information does not include an expense related to the branding agreement.
(3)	Depreciation and amortization for all periods presented includes the pro forma impact of the amortization of certain intangible assets recognized at fair value in purchase accounting.